UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

1245 J.J. Kelley Memorial Drive, Suite 700					63131
	St. Louis,	Missouri
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2026, as part of its ongoing succession planning activities, Peabody Energy Corporation (the “Company”) and Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of the Company, entered into a Consulting Services Agreement with Darren R. Yeates, Executive Vice President and Chief Operating Officer of the Company (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Yeates will provide consulting services to the Company and its affiliates beginning February 1, 2027 (immediately after the expiration of Mr. Yeates’ Amendment and Restatement of Contract of Employment, as disclosed on the Company’s Current Report on Form 8-K filed on December 27, 2024), and continuing through January 31, 2028, unless earlier terminated in accordance with its terms. Mr. Yeates will provide up to 40 hours of consulting services per month.

Under the Consulting Agreement, Mr. Yeates will receive a minimum monthly consulting fee of $89,773. If the Company requires Mr. Yeates to provide services in excess of 40 hours during any month, he will be entitled to an additional hourly fee of $2,244 for each additional hour worked. Mr. Yeates will also be reimbursed for reasonable business expenses incurred in connection with the performance of his consulting services. The agreement also provides that the Company may terminate the consulting arrangement at any time, with or without cause. If the consulting arrangement is terminated by the Company without cause, or due to Mr. Yeates’ death or disability, Mr. Yeates will be entitled, subject to his execution and non-revocation of a release of claims, to receive the unpaid consulting fees that otherwise would have been payable for the remainder of the term through January 31, 2028. If Mr. Yeates’ consulting arrangement is terminated for cause or by Mr. Yeates prior to the expiration of the consulting term, he will not be entitled to such payments.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibit
10.1	Consulting Services Agreement, dated August 27, 2026, by and among Peabody Energy Corporation, Peabody Energy Australia Coal Pty Ltd and Darren R. Yeates.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

August 28, 2026	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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